Exhibit 3.1

APPENDIX A

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

REDWOOD MORTGAGE INVESTORS IX, LLC

a Delaware Limited Liability Company

THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of REDWOOD MORTGAGE INVESTORS IX, LLC (the “Company”) is made and entered into as of the 25th day of March 2016, by REDWOOD MORTGAGE CORP., a California corporation, and the Persons listed on Schedule A attached hereto, as may be amended, modified or supplemented from time to time (the “Members”). This Agreement amends and restates in its entirety the prior limited liability company operating agreement of the Company.

RECITALS

A.        The Company was organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on October 8, 2008, pursuant to and in accordance with the Act.

B.        On October 8, 2008, the Redwood Mortgage Corp. and Gymno LLC, a California limited liability company (collectively, the “Initial Managers”), and the Initial Member entered into the Limited Liability Company Operating Agreement of the Company (as previously amended from time to time, the “Original Agreement.”)

C.        On April 28, 2009, the Initial Managers and the Initial Member entered into the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “First Amended Agreement”), which amended and restated the Original Agreement in its entirety.

D.        In June 2009, the Company commenced its initial public offering of Units (hereinafter defined), pursuant to a Registration Statement filed in connection therewith.

E.        On January 29, 2010, the Initial Managers and the Initial Member entered into the Second Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Second Amended Agreement”), which amended and restated the First Amended Agreement in its entirety.

F.        On August 1, 2011, the Initial Managers entered into the Third Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Third Amended Agreement”), which amended and restated the Second Amended Agreement in its entirety.

G.        On April 27, 2012, the Initial Managers entered into the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fourth Amended Agreement”), which amended and restated the Third Amended Agreement in its entirety.

H.        On November 27, 2012, the Initial Managers entered into the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fifth Amended Agreement”), which amended and restated the Fourth Amended Agreement in its entirety.

I.          On January 23, 2014, the Initial Managers entered into the Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Sixth Amended Agreement”), which amended and restated the Fifth Amended Agreement in its entirety.

J.         On April 21, 2014, the Initial Managers entered into the Seventh Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Seventh Amended Agreement”), which amended and restated the Sixth Amended Agreement in its entirety.

K.        Effective June 30, 2015, Gymno LLC was merged with and into Redwood Mortgage Corp.

L.         On December 2, 2015, the Managers entered into the Eighth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Eighth Amended Agreement”), which amended and restated the Seventh Amended Agreement in its entirety.

M.        In order to cure some ambiguities, to correct or supplement provisions that may be inconsistent with other provisions, or to make other provisions with respect to matters or questions arising under the Eighth Amended Agreement which will not be inconsistent with the provisions of the Eighth Amended Agreement or any Registration Statement, the Managers desire to amend and restate the Eighth Amended Agreement in its entirety.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1      “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

1.2      “Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.

1.3      “Acquisition and Origination Fees” means the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers to the Managers, or any fee of a similar nature, however designated.

1.4      “Adjusted Capital Account” shall mean, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)        Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain; and

(b)        Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

1.5      “Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

1.6      “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, manager or partner of such Person, or (d) if such other Person is an officer, director, manager or partner, any company for which such Person acts in any such capacity.

1.7      “Agreement” means this Ninth Amended and Restated Limited Liability Company Operating Agreement, as amended, modified, supplemented or restated from time to time.

1.8      “Asset Management Fee” means the compensation payable to the Managers described in (and computed in accordance with) Section 11.5 of this Agreement.

1.9      “Audited Financial Statements” means financial statements (balance sheet, statement of income, statement of members’ equity and statement of cash flows) prepared in accordance with accounting principles generally accepted in the United States and accompanied by an independent auditor’s report containing: (a) an unqualified opinion; (b) an opinion containing no material qualification; or (c) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

1.10    “Base Amount” means that portion of the capital originally committed to investment in Loans, not including leverage, and including up to 2% of working capital reserves. The Base Amount shall be recomputed annually after the second full year of Company operations by subtracting from the then fair market value of the Company’s Loans plus the working capital reserves, an amount equal to the Company’s outstanding debt.

1.11    “Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.12    “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a)        To each Member’s Capital Account there shall be credited, in the event such Member utilized the services of a participating broker-dealer, such Member’s Capital Contribution, or if such Member acquired his Units through an unsolicited sale, such Member’s Capital Contribution plus the amount of the Sales Commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to such Member, such Member’s share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b)        To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event any interest in the Company is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Company assets are adjusted pursuant to Section 1.37, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 10 hereof upon the dissolution of the Company. The Managers shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b).

1.13    “Capital Contribution” means the gross amount of investment in the Company by a Member, or all Members, as the case may be.

1.14    “Capital Transaction” means the repayment or prepayment of the principal amount of a Loan, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Loan or of a property subject to a Loan to the extent classified as a return of capital for federal income tax purposes, or the payment of insurance or a guarantee with respect to a Loan.

1.15    “Carried Interest” means an equity interest in a Program which participates in all allocations and distributions for which full consideration is not paid or to be paid.

1.16    “Cash Available for Distribution” means Cash Flow less amounts set aside for creation or restoration of reserves.

1.17    “Cash Flow” means Company cash funds provided from operations (including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments but excluding repayment of Loan principal), and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month (but excluding Capital Transaction proceeds), after deducting cash funds used to pay operating expenses and debt payments of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the Managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses shall not include any general overhead expenses of the Managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22.

1.18    “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

1.19    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of subsequent revenue laws.

1.20    “Company” means Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.

1.21    “Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(d).

1.22    “Competent Independent Expert” means a Person with no material current or prior business or personal relationship with the Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

1.23    “Competitive Real Estate Commission” means that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

1.24    “Deed(s) of Trust” means the lien or liens created on the Real Property or properties of the borrower with respect to a Loan securing the borrower’s obligation to the Company to repay the Loan, whether in the form of a deed of trust, mortgage or otherwise.

1.25    “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

1.26    “Dissenting Member” means any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

1.27    “Distribution Reinvestment Plan” means the plan established pursuant to Article 9 hereof, and “DRIP Units” means Units purchased through the Distribution Reinvestment Plan.

1.28    “Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

1.29    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.30    “Excess Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-3(a)(3).

1.31    “Financing” means all indebtedness incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona fide pre-payment provision in the financing agreement.

1.32    [Reserved.]

1.33    [Reserved.]

1.34    “Fiscal Year” means a year ending December 31.

1.35    “Formation Loans” means one or more advances/loans to Redwood Mortgage Corp. in connection with an Offering the proceeds of which Redwood Mortgage Corp. will use solely to pay Sales Commissions in connection with the Units sold in such Offering and all premiums payable in connection with any unsolicited sales of Units in such Offering (excluding Units issued under the Distribution Reinvestment Plan).

1.36    “Front-End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Managers.

1.37    “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)        The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b)        The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than pursuant to Section 4.4) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Company; (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) the grant of an interest in the Company other than a de minimis interest as consideration for the provision of services to, or for the benefit of, the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); and upon any other event on which it is necessary or appropriate in order to comply with the Treasury Regulations under Code Section 704(b).

(c)        The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of the asset (taking into account Code Section 7701(g)) on the date of distribution;

(d)        The Gross Asset Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); and

(e)        If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing profits and losses for U.S. federal income tax purposes.

1.38    “Initial Member” means Gymno Corporation, a California corporation that was converted to a California limited liability company named Gymno LLC on September 30, 2011 and that was merged into Redwood Mortgage Corp. on June 30, 2015.

1.39    “Investment in Mortgages” means the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

1.40    “Loans” means mortgage loans made or acquired by the Company.

1.41    “Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

1.42    “Manager Provider” has the meaning as set forth in Section 3.17.

1.43    “Managers” mean Redwood Mortgage Corp., a California corporation, or any Person added as a Manager pursuant to Section 3.11 or, in each case, substituted in place thereof pursuant to this Agreement. “Manager” means any one of the Managers.

1.44    “Manager’s Interest” has the meaning as set forth in Section 3.10.

1.45    “Member List” has the meaning as set forth in Section 6.2.

1.46    “Members” means the Initial Member until it shall withdraw as such, and the purchasers of Units in the Company, who are admitted thereto and whose names are included on Schedule A of this Agreement. Reference to a “Member” shall be to any one of them.

1.47    “Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

1.48    “Member Minimum Gain” shall mean “partner non-recourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

1.49    “Member Non-Recourse Debt” shall mean “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

1.50    “Member Non-Recourse Deductions” shall mean “partner non-recourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

1.51    “NASAA Mortgage Guidelines” means the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

1.52    “Net Asset Value” means the Company’s total assets less its total liabilities.

1.53    “Net Worth” means the excess of total assets over total liabilities, as determined by accounting principles generally accepted in the United States, except that if any of such assets have been depreciated, then the amount of Depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of Depreciation may be added only to the extent that the amount resulting after adding such Depreciation does not exceed the fair market value of such asset.

1.54    “Non-Recourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

1.55    “Non-Recourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

1.56    “Non-Specified Mortgage Programs” means Programs other than Specified Mortgage Programs.

1.57    “Offering” means the offer and sale of Units to the public as described in and pursuant to the terms and conditions set forth in a Prospectus.

1.58    “Organization and Offering Expenses” means those expenses incurred in connection with the formation of the Company and in preparing the Company’s securities for registration and subsequently offering and distributing them to the public, including Sales Commissions paid to broker-dealers in connection with the distribution of the Company’s securities and all advertising and marketing expenses.

1.59    “Person” means any natural person, partnership, corporation, limited liability company, trust, estate, unincorporated association or other legal entity.

1.60    “Percentage Interest” means the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members.

1.61    “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Company’s income or loss for such Fiscal Year or other given period, determined in accordance with accounting principles generally accepted in the United States.

1.62    “Program” means a limited liability company, limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of making or investing in mortgage loans or for investment in and the operation of or gain from an interest in Real Property.

1.63    “Program Interest” means the membership unit, limited partnership unit or other indicia of ownership in a Program.

1.64    “Property Management Fee” means a fee paid to the Managers or other Persons for professional property management services.

1.65    “Prospectus” means a prospectus that forms a part of a Registration Statement on Form S-11 filed or to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement or amendment to such Registration Statement filed by the Company, unless the context should indicate to the contrary.

1.66    “Purchase Price” means the price paid upon or in connection with the purchase of a particular mortgage, but excluding points and prepaid interest, Acquisition and Origination Fees and Acquisition and Origination Expenses.

1.67    “Real Property” means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

1.68    “Redemption Request” has the meaning as set forth in Section 8.1.

1.69    “Registered Investment Advisor” means an investment professional retained by an investor to provide advice regarding the investor’s overall investment strategy (not just an investment in the Units) and who is compensated by the investor based upon the total amount of the investor’s assets being managed by the investment professional.

1.70    “Registration Statement” means one or more registration statements filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

1.71    “Retirement Plans” means Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

1.72    “Roll-Up” means any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the Sponsor of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

1.73    “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

1.74    “Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Company and all of its Members may elect to treat the fair market value of any Membership Interest that is transferred in connection with the performance of services as being equal to the liquidation value of that Membership Interest.

1.75    “Safe Harbor Election” means the election by the Company and its Members to apply the safe harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

1.76    “Safe Harbor Regulation” means Proposed Regulation Section 1.83-3(1) or any successor authority.

1.77    “Sales Commissions” means the amount of compensation that may be paid to participating broker-dealers in connection with the sale of Units.

1.78    [Reserved.]

1.79    “Securities Act” means the Securities Act of 1933, as amended.

1.80    “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.81    “Specified Mortgage Program” means a Program where, at the time a securities registration is ordered effective, more than 75% of the net proceeds from the sale of Program Interests is allocable to the origination or purpose of specific mortgage loans. Reserves shall be included in the nonspecified portion.

1.82    “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests. A Person may also be a Sponsor of the Program by:

(a)        taking the initiative, directly and indirectly, in founding or organizing the business or enterprise of the Program either alone or in conjunction with one or more other Persons;

(b)        receiving a material participation in the Program in connection with the founding or organizing of the business of the Program, in consideration of services or property, or both services and property;

(c)        having a substantial number of relationships and contacts with the Program;

(d)        possessing significant rights to control Program properties;

(e)        receiving fees for providing services to the Program which are paid on a basis that is not customary in the industry; or

(f)        providing goods or services to the Program on a basis which was not negotiated at arm’s-length with the Program.

Based on the foregoing criteria, the Managers are the Sponsors of the Company.

1.83    “Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

1.84    “Subscription Account” has the meaning set forth in Section 4.8.

1.85    “Treasury Regulations” means the Treasury Regulations promulgated under the Code.

1.86    “Units” means the units of equity in the Company evidencing the Membership Interests that are (i) issued to Members upon their admission to the Company or (ii) otherwise issued pursuant to the terms of this Agreement.

ARTICLE 2

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

2.1      Formation.   The parties hereto hereby acknowledge that the Company was formed as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. An authorized person has previously filed the Certificate.

2.2      Name.   The name of the Company is REDWOOD MORTGAGE INVESTORS IX, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Managers may from time to time determine.

2.3      Principal Place of Business.   The principal place of business of the Company shall be located at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, until changed by designation of the Managers, with notice to all Members. The Company may have such other offices as the Managers may designate from time to time.

2.4      Registered Agent and Registered Office.   The initial registered agent and the initial registered office of the Company in the State of Delaware shall be as provided in the Certificate. The Managers may from time to time designate in the manner provided by law another registered agent or agents or another location or locations for the registered office of the Company.

2.5      Qualification in Other Jurisdictions.   The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business, including without limitation, California. The Managers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including without limitation, California.

2.6      Purpose.   The principal business activity and purposes of the Company shall be to engage in business as a mortgage lender for the primary purpose of making or investing in Loans secured by Deeds of Trust on Real

Property primarily located in California and to distribute to the Members the Company’s Cash Available for Distribution arising from its operations. The Company may engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

2.7      Objectives.   The business of the Company shall be conducted with the following primary objectives:

(a)        To yield a favorable rate of return from the Company’s business of making or investing in loans;

(b)        To preserve and protect the Company’s capital by making or investing in loans secured by California real estate, preferably income-producing properties geographically situated in coastal metropolitan areas; and

(c)        To generate and distribute Cash Flow from operations to the Members.

2.8      Substitution of Member.   A Member may assign all or a portion of its Membership Interest and substitute another person in his place as a Member only in compliance with the terms and conditions of Sections 7.2, 7.3 and 7.4.

2.9      Term.   The term of the Company commenced on the date the Certificate was filed and shall continue until October 8, 2028, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law or unless such term is extended by the affirmative vote or consent of the Majority of the Members.

2.10    No State Law Partnership.   The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.11    Power of Attorney.   Each of the Members irrevocably constitutes and appoints the Managers, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)        This Agreement, the Certificate and any amendments thereof required under the laws of the State of Delaware and of any other state, or which the Managers deem advisable to prepare, execute and file;

(b)        Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c)        Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

2.12    Nature of Power of Attorney.   The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest; provided, that where the assignee thereof has been approved by the Managers for admission to the Company as a substituted Member, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

MANAGEMENT OF THE COMPANY

3.1      Authority of the Managers.   The Managers shall have all of the rights and powers of a manager in a Delaware limited liability company, except as otherwise provided herein.

3.2      General Management Authority of the Managers.   Except as expressly provided herein or required by non-waivable provisions of applicable law, the Managers shall have sole and complete authority, power and discretion to manage, operate and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Each of the Managers, acting alone or together, shall have the authority to act on behalf of the Company as to any matter for which the action or consent of the Managers is required or permitted. Without limitation upon the generality of the foregoing, the Managers shall have the specific authority:

(a)        To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as they deem advisable, from Affiliates and other persons;

(b)        To determine the terms of the Offering of Units, including the right to increase the size of the Offering or offer additional Units or other securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c)        To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary, and to enter into agreements and contracts with such persons on terms and for compensation that the Managers determine to be reasonable;

(d)        To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Managers and their employees, agents or Affiliates;

(e)        To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Company;

(f)        To bind the Company in all transactions involving the Company’s property or business affairs, including the execution of all loan documents, the sale of notes or real estate, and to change the Company’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the Managers may not, without the affirmative vote or consent of the Majority of the Members, sell or exchange all or substantially all of the Company’s assets;

(g)        To amend this Agreement with respect to the matters described in Section 12.4 (a) through (j) of this Agreement;

(h)        To determine the accounting method or methods to be used by the Company, which methods may be changed by the Managers from to time, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members;

(i)        To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Managers or any person authorized by them;

(j)        To borrow funds for the purpose of making Loans on such terms as the Managers deem appropriate (provided that the Company may not at any time incur any indebtedness in excess of 50% of the Members’ capital) and in connection with such borrowings, to pledge, encumber, hypothecate all or a portion of the assets of the Company as security for such Loans; provided further, that the Company shall not incur indebtedness at its commencement;

(k)        To invest the reserve funds of the Company in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets;

(l)        To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(m)        To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(n)        To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(o)        To refinance, recast, modify, consolidate, extend or permit the assumption of any Loan or other investment owned by the Company;

(p)        To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(q)        To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(r)        To determine and pay all expenses of the Company, and to make all accounting and financial determinations and decisions with respect to the Company;

(s)        To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Managers, in their discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by a Manager to be conclusive evidence of such determination;

(t)        To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Managers, in their discretion, determine to be necessary or appropriate in connection with the business of the Company, the execution thereof by a Manager to be conclusive evidence of such determination; and

(u)        To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Managers’ discretion.

3.3      Limitations on Powers of the Managers.   Without the affirmative vote, written consent or written ratification by all Members, the Managers shall have no authority to do any act prohibited by law or to admit a person as a Member other than in accordance with the terms of this Agreement. The Managers shall observe the following policies in connection with Company operations:

(a)        The Company may not invest in or make Loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross Offering proceeds. The Company may not invest in or make Loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross Offering proceeds. The Company shall not invest in or make a Loan secured by unimproved Real Property (other than construction Loans as described below), except in amounts and upon terms which can be financed by the Offering proceeds or from cash flow and provided investment in Loans secured by such unimproved Real Property shall not exceed 10% of the then total gross Offering proceeds. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable. The Company shall not invest in or make a construction Loan if it would cause the aggregate outstanding principal balance of all of the Company’s construction Loans to exceed 10% of the Company’s total loan portfolio. The Company shall not invest in or make a rehabilitation Loan if it would cause the aggregate outstanding principal balance of all of the Company’s rehabilitation Loans to exceed 15% of the Company’s total loan portfolio. The Company ordinarily shall not make or invest in a Loan secured by a property if, at the time of the acquisition of the Loan, the sum of the Company’s investment in the Loan plus the outstanding principal balance of all loans that are secured by mortgages senior to the Company’s Deed of Trust would exceed the following applicable percentage of the appraised value of the property, as determined by an independent appraisal: for residential property – 80%; for commercial property – 75%; and for unimproved land – 50%; provided however, except in the case of construction loans, the foregoing loan-to-value ratios may be exceeded if the Manager determines that substantial justification exists because of the presence of other underwriting criteria. For purposes of the foregoing, in the case of construction and rehabilitation loans, the appraised value shall mean the projected completed value of the subject property upon completion of the improvements. The Company is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.

(b)        Each Loan must be supported by an appraisal of the property that secures the Loan, which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Member. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a Loan made by the Company or in which the Company holds a participation interest; in addition, Company Loans may be supported by a pledge of all ownership interests of the borrower.

(c)        The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

(d)        The Manager shall not have the authority to incur indebtedness which is secured by properties or assets of the Company, except as specifically authorized in this Agreement.

(e)        The Company may not at any time incur any indebtedness in excess of 50% of Members’ capital.

(f)        The Company shall not reinvest Cash Flow (other than (i) any proceeds from the repayment or prepayment of a Loan or sale of Company property after foreclosure or other disposition of the

Loan and (ii) proceeds from the sale of Units pursuant to Articles 4 or 9 hereof, all of which may be reinvested up to 36 months prior to final liquidation of the Company, provided that the Company is in compliance with Section 5.6 of this Agreement). At any time, any Member may elect to receive its pro rata share of any Loan principal repayments received by the Company after the seven year anniversary of the date that the Registration Statement filed on November 18, 2008 (File No. 333-155428) is declared effective by the Securities and Exchange Commission by providing written notice to the Company of such election, and that Member’s Percentage Interest of any Loan principal repayments received by the Company after its receipt of such notice shall be distributed to such electing Member in redemption of Units held by that Member but only so long as there are no unfulfilled Redemption Requests from other Members under Article 8 hereof.

(g)        The Company shall maintain reasonable reserves for Company properties, in such amounts as the Manager in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company, subject to compliance with applicable regulations and guidelines. Normally, not less than 1.0% of the offering proceeds will be considered adequate.

(h)        The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Managers from establishing a master fiduciary or trust account for the benefit of affiliated Programs and other Persons for purposes of loan funding and loan servicing in accordance with applicable law, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 11.17.

(i)        The Managers shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i)        An appraisal of all assets of the Company shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Company shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Company’s assets over a twelve (12) month period. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

(ii)        In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide to Dissenting Members the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

(iii)        The Company may not participate in any proposed Roll-Up which would result in the Members having democracy rights in the Roll-Up Entity which are less than those provided for under Section VII.A. and B. of the NASAA Mortgage Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Mortgage Guidelines to the greatest extent possible.

(iv)        The Company may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company may not participate in any proposed Roll-Up which would limit the ability of a

Member to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the membership or partnership interests or other indicia of ownership held by that Member.

(v)        The Company may not participate in any proposed Roll-Up in which the Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Mortgage Guidelines.

(j)        The Company may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the proposed Roll-Up is not approved by a Majority of the Members.

(k)        The Company shall not give a Manager an exclusive right or employment to sell or otherwise dispose of Loans or other assets of the Company.

(l)        The Company shall not make or acquire Loans to Programs formed by or affiliated with the Company.

3.4      Requirements for Managers.

(a)        Any Manager, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on Real Property, and any of the foregoing or any Affiliate providing services to the Company shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b)        The financial condition of any Manager liable for the debts of the Company must be commensurate with any financial obligations assumed in any public offering of limited liability interests in the Company and in the operation of the Company. At a minimum, the Managers shall collectively have an aggregate Net Worth of at least $1 million. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

3.5      No Personal Liability.   The Managers shall have no personal liability for the original invested capital of any Member or to repay the Company any portion or all of any negative balance in their Capital Accounts, except as otherwise provided in Article 4.

3.6      Compensation to Managers.   The Managers shall be entitled to be compensated and reimbursed for expenses incurred in performing their management functions in accordance with the provisions of Article 11 thereof, and may receive compensation from parties other than the Company.

3.7      Extent of Managers’ Fiduciary Duty.   The Managers have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managers’ possession or control, and the Managers will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Managers under common law.

3.8      Allocation of Time to Company Business.   The Managers and their officers and employees shall not be required to devote full time to the affairs of the Company, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Company’s business. The Managers and their Affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company. Each Member acknowledges and agrees that the Managers have existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Managers during the term of the Company. The Managers and their shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other funds or investments and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members. The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.9      Assignment by a Manager.   A Manager’s Interest (as defined in Section 3.10) in income, losses and distributions of the Company shall be assignable at the discretion of a Manager, which, if made, may be converted, at a Manager’s option, into a Membership Interest to the extent of the assignment.

3.10    Manager’s Interest.   The Managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the Managers in their sole discretion. The Company and each Member hereby acknowledge and agree that a Manager’s right to receive distributions pursuant to Section 5.5 (“Manager’s Interest”) is intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Regulation or other pronouncement applicable, and a “Carried Interest” within the meaning of the NASAA Mortgage Guidelines. The Managers shall have the right to make a timely election under Code Section 83(b) with respect to such Managers’ Interest. The Members agree that, in the event the Safe Harbor Regulation is finalized, the Company is authorized and directed to elect the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest in the Company is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Membership Interests in the Company if transferred in connection with the performance of services (including the Managers’ Interest) while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election. Any transferee of a Membership Interest in the Company shall agree to be bound by this Section 3.10.

3.11    Removal of Manager.   A Manager may be removed upon the following conditions:

(a)        By affirmative vote or written consent of the Majority of the Members (excluding any Units or Percentage Interest of the Manager being removed). Members may exercise such right by presenting to the Manager a notice, with due verification of such vote or consent, to the effect that the Manager is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b)        Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Members may also designate a successor as Manager;

(c)        Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager and subject to the provisions of Section 7.1. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager.

If an additional Manager is elected by the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers, or if all or any one of the Initial Managers is removed as a Manager by the affirmative vote or consent of the Majority of the Members, and a successor or additional Manager(s) is thereafter designated, and if such successor or additional Manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the Managers are removed, no other Managers are elected, the Company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Company and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

3.12    Withdrawal by a Manager.   Without the affirmative vote or consent of the Majority of the Members, a Manager may not voluntarily withdraw as a manager of the Company unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Members. Subject to the foregoing, a Manager may withdraw as manager of the Company upon not less than 90 days written notice of the same to all Members. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal. During the 90 day period described in this section, the Majority of the Members (excluding any Units or Percentage Interest of the withdrawing Manager), shall have the right, by affirmative vote or consent, to continue the business and, by the end of the 90 day period described in this section, elect and admit a new Manager who agrees to continue the existence of the Company.

3.13    Payment to Withdrawn or Removed Manager.   Upon the retirement, removal or withdrawal of a Manager, the Company shall be required to pay the Manager in cash all amounts then accrued and owing to the Manager under this Agreement (including, without limitation, the Asset Management Fee pursuant to Section 11.5 through the date of such termination). In addition, the Company shall terminate the Manager’s Interest of such Manager in Company income, losses, distributions, and capital by payment of an amount equal to the then-present fair value of such interest, as determined by agreement of the Manager and the Company or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Manager and the Company. When the termination is involuntary, payments made to the Manager pursuant to this Section 3.13 shall be made pursuant to the terms of a promissory note executed by the Company bearing interest at 10% per annum and payable in sixty (60) equal monthly installments of principal and interest, subject to the solvency and liquidity requirements of the Company. When the termination is voluntary, payments made to the Manager pursuant to this Section 3.13 shall be made pursuant to the terms of a non-interest bearing, unsecured promissory note executed by the Company with principal payable, if at all, from distributions that the terminated Manager otherwise would have received under this Agreement had the Manager not been terminated, subject to the solvency and liquidity requirements of the Company.

3.14    Right of Third Parties to Rely on Managers.   Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managers as to:

(a)        The identity of any Manager or Member;

(b)        The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any further manner germane to the affairs of the Company;

(c)        The persons who are authorized to execute and deliver any instrument or document of the Company or to withdraw funds from any bank account of the Company; or

(d)        Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or a Manager.

3.15    Sole and Absolute Discretion.   Except as otherwise provided in this Agreement, all actions which any Manager may take and all determinations which any Manager may take and all determinations which any Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Manager.

3.16    Merger or Reorganization of the Managers.   The following is not prohibited, will not cause a dissolution of the Company and will not require the consent or approval of the Members: (a) a merger or reorganization of any Manager or the transfer of all or any of the ownership interests in any Manager; and (b) the assumption of any or all of the rights and duties of any Manager by a person that is an Affiliate under the control of any of the Managers.

3.17    Delegation of Authority; Transactions with Managers or Affiliates.   A Manager may contract with other persons and entities, including its Affiliates, to perform any of the Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties. A Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.18    Exculpation of Managers and Affiliates.   The Managers and their Affiliates shall have no liability whatsoever to the Company or to any Member, so long as all of the following conditions are met:

(a)        the Manager or Affiliate determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(b)        the Manager or Affiliate was acting on behalf of or performing services for the Company;

(c)        such liability or loss was not the result of the negligence or misconduct of the Manager or Affiliate being held harmless; and

(d)        such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

3.19    Indemnification of Managers and Affiliates.

(a)        The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Managers, their Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, misconduct or negligence. If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to any such act performed (or omitted to be performed) for or on behalf of the Company by an Indemnified Party, such Indemnified Party shall have the right to employ, at the reasonable cost of the Company (subject to Section 3.19(d) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.

(b)        The Company’s obligations to indemnify, defend and hold harmless under this Section 3.19 shall not obligate, or impose personal liability on, a Manager or Members or any of their directors,

shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c)        Notwithstanding anything to the contrary set forth herein, the Managers (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i)        there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii)        such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii)        a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv)        in the case of subsection (iii) of this Section 3.19(c), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (1) which are specifically set forth in the Prospectus; and (2) in which plaintiffs claim they were offered or sold Units.

(d)        Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action are permissible only if the following conditions are satisfied:

(i)        such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company;

(ii)        such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii)        the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 3.19(d) in cases in which such Indemnified Party would not be entitled to indemnification under this Section 3.19.

If advances are permissible under this Section 3.19(d), the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under this Section 3.19. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(e)        Notwithstanding anything to the contrary set forth above, the Company shall not indemnify a Manager, its Affiliates, agents or attorneys for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)        the Managers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii)        the Indemnified Party was acting on behalf of or performing services for the Company;

(iii)        such liability or loss was not the result of the negligence or misconduct by the Indemnified Party; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

(f)        Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the Managers or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Company including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom; provided that the Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this Section 3.19.

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE MEMBERS

4.1      Units.   A Member’s Membership Interest in the Company, including such Member’s share of the Profits and Losses of, and right to receive distributions from, the Company, shall be represented by the “Unit” or “Units” held by such Member.

4.2      Capital Contribution by Managers; Managers’ Purchase of Units.   The Managers, collectively, shall contribute to the Company an amount in cash equal to 1/10 of 1% of the aggregate Capital Contributions of the Members. Such Capital Contribution of the Managers shall not entitle the Managers to any Units. The Managers may, in their discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units on the same basis as the other Members. If any Manager purchases Units, then such Manager shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.

4.3      Capital Contribution by Initial Member.   The Initial Member made a cash Capital Contribution to the Company of $10,000. Upon the admission of additional Members to the Company, the Company promptly refunded to the Initial Member its $10,000 Capital Contribution and upon receipt of such sum the Initial Member was withdrawn from the Company as its Initial Member.

4.4      Capital Contributions of New Members.   The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a)        Each Unit shall be issued for a purchase price of one dollar ($1.00).

(b)        Except as set forth below, the minimum purchase of Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner) shall be (i) two thousand (2,000) Units if such purchase occurs pursuant to an Offering under the Registration Statement filed on November 11, 2008, as amended (File No. 333-155428), (ii) five thousand (5,000) Units if such purchase occurs pursuant to an Offering under any other Registration Statement, or (iii) one thousand (1,000) Units for existing members in any Offering (or, in each case, such greater minimum number of Units as may be required under applicable state or federal laws). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c)        The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(d)        The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(e)        Each Unit sold to a subscriber shall be fully paid and nonassessable.

(f)        Subject to Section 3.3(i), the Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company.

4.5      Public Offering.   Subject to compliance with applicable state securities laws and regulations, an Offering shall terminate as described in the related Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Managers. Except as otherwise provided in this Agreement, the Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of one or more Registration Statements with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

4.6      Intentionally Omitted.

4.7      Escrow Account.   No escrow account shall be established and all proceeds from the sale of Unit will be remitted directly to the Company.

4.8      Subscription Account.   Subscriptions will be deposited into a subscription account at a federally insured commercial bank or other depository (the “Subscription Account”) and invested in short-term certificates of deposit, a money market or other liquid asset account. No Asset Management Fees (as described in Section 11.5) shall be payable on or with respect to any funds held in the Subscription Account. During the period prior to admittance of investors as Members, proceeds from the sale of Units are irrevocable, and will be held by the Managers for the account of Members in the Subscription Account. Interest earned on subscription funds while in the Subscription Account will be returned to the subscriber.

4.9      Admission of Members.   No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions shall be accepted or rejected by the Managers on behalf of the Company within thirty (30) days of their receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days after such rejection without interest. Investors shall be admitted as Members of the Company not later than the last day of the calendar month following the date their subscription was accepted by the Company. Investors’ funds will be transferred from the Subscription Account into the Company on a first-in, first-out basis. Upon admission to the Company, subscription funds will be released to the Company and Units (which may include fractional Units) will be issued at the rate of $1 per Unit. The Company shall amend Schedule A to this Agreement from time to time (but, in any event, no less than once each calendar quarter) to reflect changes in the Members of the Company and their Membership Interests or Units.

No Person who subscribes for Units in the Offering shall be admitted as a Member unless and until such Person has executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the Managers of a power of attorney in form and substance as described in Section 2.11 hereof.

4.10    Names, Addresses, Date of Admissions, and Contributions of Members.   The names, addresses, date of admissions, Capital Contributions and ownership of Units of the Members shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference. The Managers shall update Schedule A to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Managers, shall be presumed correct absent manifest error.

4.11    Interest on Capital Contributions.   No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

4.12    Ownership by Member of Interest in Affiliates of Managers.   No Member (other than a Manager, in the event that he or it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes or create a material risk that the Company would be treated as a publicly traded partnership as defined under Section 7704 of the Code. The Managers shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 4.12.

4.13    Loans.

(a)        Any Manager or Member or their respective Affiliates may, with the written consent of the Managers, lend or advance money to the Company. If the Managers or, with the written consent of the Managers, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Manager or Member or an Affiliate of a Manager or a Member shall be repayable out of the Company’s cash funds.

(b)        On loans made available to the Company by a Manager or its Affiliate, the Manager or its Affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by a Manager or its Affiliate on a loan to the Company secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. None of Managers or Members or their respective Affiliates shall be obligated to make any loan or advance to the Company.

(c)        The Managers shall not provide Financing to the Company except as permitted by Section 4.13(b), in which case there shall be independent advisers for each publicly registered party to the transaction.

4.14    No Participation in Management.   Except as expressly provided herein, no Member (other than a Manager) shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

4.15    Voting and Other Rights of Members.   The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers.

(a)        Dissolve and terminate the Company prior to the expiration of the term of the Company.

(b)        Amend this Agreement, subject to the limitations set forth in Section 12.4;

(c)        Approve or disapprove a transaction entailing the sale of all or substantially all of the assets of the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution;

(d)        Remove a Manager or any successor Manager, as provided in Section 3.11; or

(e)        Elect an additional Manager or a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the withdrawal or death of a Manager or any successor Manager, all in the manner and subject to the conditions described in Section 3.11 and Section 7.1.

Without the affirmative vote or consent of the Majority of the Members, the Managers shall not:

(a)        sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business;

(b)        subject to Sections 3.3(i), 3.16 and 4.19(a), cause the merger or other reorganization of the Company;

(c)        dissolve the Company, or

(d)        appoint a new Manager, provided, however, that an additional Manager may be appointed without obtaining the vote or consent of the Members if the addition of such person is necessary to preserve the tax status of the Company, such person has no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such person as an additional Manager does not materially adversely affect the Members.

With respect to any Units owned by the Managers, the Managers may not vote or consent on matters submitted to the Members regarding the removal of the Managers or regarding any transaction between the Company and the Managers. In determining the existence of the requisite percentage of Units necessary to approve a matter on which the Managers may not vote or consent, any Units owned by the Managers shall not be included.

4.16    Meetings.   The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Section 2.3. At any meeting of the Company, Members may vote in person or by proxy. A majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

4.17    Limited Liability of Members.   No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

4.18    Representation of Company.   Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

4.19    Dissenting Members’ Rights.

(a)        This Section 4.19 (including subsections (a) through (c) hereof) shall apply to transactions other than Roll-Ups. With respect to Roll-Ups, Section 3.3(i) shall set forth the rights of Dissenting Members in Roll-Ups. If the Company participates in any acquisition of the Company by another entity, any combination of the Company with another entity through a merger or consolidation, or any conversion of the Company into another form of business entity (such as a corporation) that requires the approval of the Members, the result of which would cause the other entity to issue securities to the Members, then each Member who does not approve of such reorganization (a “Dissenting Member” as defined in Section 1.26) may require the Company to purchase for cash, at its fair market value, the interest of the Dissenting Member in the Company in accordance with Section 4.19(c) of this Agreement. The Company, however, may itself convert, without the approval or consent of the Members, to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Members, (ii) the termination date of the Company (currently, October 8, 2028, unless terminated earlier in accordance with this Agreement), (iii) the compensation payable to the Managers or their Affiliates, or (iv) the Company’s investment objectives.

(b)        The Managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Company; the tax consequences (from the standpoint of the Members) of the conversion of the Company to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which the Company would be converted; the historic and projected operating results of the Company’s Loans, and the then current value and marketability of the Company’s Loans. In general, the Managers would consider any material limitation on the voting rights of the Members or any substantial increase in the compensation payable to the Managers or their Affiliates to be a significant adverse change in the listed provisions.

(c)        In the absence of fraud in the transaction, the remedy provided by this Section 4.19(c) to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new limited liability company, limited partnership or other entity, as the case may be, complies with the requirements of this Section 4.19, any Dissenting Member who fails to comply with the requirements of this Section 4.19 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members. Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this 4.19(c), and the Managers shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair market value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company, as determined by a Competent Independent Expert.

If a Dissenting Member shall fail to make a payment demand within the period provided in Section 4.19(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 4.19 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1      Profits and Losses.   Except as otherwise provided in Section 5.2, Profits and Losses of the Company shall be allocated for each Fiscal Year of the Company (and at such other times as the Managers determine) amongst the Members and the Managers in such a manner that, as of the end of each such taxable year, the sum of (i) the Capital Account of each Member and Manager, (ii) such Member’s and Manager’s share of Company Minimum Gain, and (iii) such Member’s and Manager’s share of Member Minimum Gain shall be equal to the respective amounts (positive or negative) which would be distributed to the Members and the Managers if the Company were to liquidate its assets for an amount equal to their fair market value and distribute the proceeds of such liquidation in accordance with Section 5.7.

5.2      Special Allocation Rules.

(a)        Qualified Income Offset.   Except as provided in Section 5.2(c), in the event any Member or a Manager unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), that create or increase an Adjusted Capital Account deficit in such Member or Manager’s Capital Account, items of Company gross income and gain shall be specially allocated to such Member or Manager in an amount and manner sufficient to eliminate, to the extent required by the Treasury Department regulations, the Adjusted Capital Account deficit created by such adjustment, allocation or distribution as quickly as possible.

(b)        Gross Income Allocation.   Loss shall not be allocated to any Member or Manager to the extent such allocation would cause any Member or Manager to have an Adjusted Capital Account deficit at the end of a Fiscal Year. In the event any Member or Manager has an Adjusted Capital Account deficit at the end of any Fiscal Year, each such Member or Manager shall be specially allocated items of Company gross income and gain in an amount sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible.

(c)        Company Minimum Gain Chargeback.   Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member or Manager shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s or Manager’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Non-recourse Debt, and such Member or Manager bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member or Manager contributes cash to the capital of the Company that is used to repay the Non-recourse Debt, and the Member’s or Manager’s share of the net decrease in Company Minimum Gain results from the repayment.

(d)        Member Minimum Gain Chargeback.   Notwithstanding any other provision of this Article 5, except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Company Fiscal Year, any Member or Manager with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company gross income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Debt due to a conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Non-recourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

(e)        Non-Recourse Deductions.   Non-Recourse Deductions for any Fiscal Year or other period shall be allocated 99% to the Members in proportion to their Units and 1% to the Managers and each Member’s and the Manager’s share of Excess Non-recourse Liabilities shall be in the same proportion.

(f)        Member Non-Recourse Deductions.   Member Non-Recourse Deductions for any Fiscal Year shall be allocated to the Member or the Manager who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Non-Recourse Debt. If more than one Member or Manager bears the economic risk of loss for a Member Non-Recourse Debt, any Member Non-Recourse Deductions attributable to that Member Non-Recourse Debt shall be allocated among the Members or the Managers according to the ratio in which they bear the economic risk of loss.

(g)        Code Section 754 Adjustments.   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members and the Managers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

5.3      Contributed Property.   Notwithstanding any other provision of this Operating Agreement, the Members shall cause Depreciation and/or cost recovery deductions and gain or loss attributable to Property contributed by a Member or the Manager or revalued by the Company to be allocated among the Members or the Managers for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the method selected by the Managers.

5.4      Allocation of Company Items.   Except as otherwise provided herein, whenever a proportionate part of Profit or Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profit or Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Profit or Loss was realized shall be allocated to the Member in the same proportion. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.5      Operating Distributions.

(a)        Cash Available for Distribution at the end of each calendar month shall be distributed ninety-nine percent (99%) to the Members and one percent (1%) to the Managers.

(b)        Cash Available for Distribution that is distributable to the Members shall be allocated among the Members in proportion to their Percentage Interests (except as provided in Section 5.5(c) below) and in proportion to the number of days during the applicable month that they owned such Percentage Interests. Cash Available for Distribution that is distributable to the Managers shall be allocated among the Managers in such proportion and manner as mutually agreed upon by the Managers from time to time.

(c)        Distributions allocable to Managers and Members (other than those participating in the Distribution Reinvestment Plan) shall be distributed to them in cash at the end of each calendar month; provided, however, that the Managers shall have the right to withhold from Cash Available for Distribution otherwise distributable to any Member with respect to any period the amount of Organization and Offering Expenses, if any, allocated to that Member for that period. The Managers’ allocable share of Cash Available for Distribution shall be distributed not more frequently than cash distributions made to Members. Cash Available for Distribution allocable to Members who are participating in the Distribution Reinvestment Plan shall be used to purchase additional Units and credited to their respective Capital Accounts at the end of each calendar month.

(d)        Assignees of a Membership Interest shall be deemed to be the owner of such Membership Interest as of the first day following the day the transfer of such Membership Interest is completed in accordance with Sections 7.2 and 7.3 and shall not participate in distributions for the period prior to which the transfer occurs.

(e)        From the Company’s inception through December 31, 2014, the Company made aggregate distributions to Members of Cash Available for Distribution in an amount that exceeded the Company’s aggregate Profits during such period by $791,965. In lieu of debiting the Members’ Capital Accounts for the amount of such excess, the Managers at their discretion may pay to the Company the amount of such excess on or before December 31, 2015 and shall not receive any credit to their Capital Account(s) by reason of such payment.

5.6      Tax Distributions.   The Manager shall cause the Company to distribute cash equal to the difference between a Member’s Assumed Tax Liability with respect to a fiscal year and the amount distributed to (or withheld on behalf of) such Member with respect to such fiscal year to enable the Member to timely satisfy estimated tax or other tax payment requirements (each, a “Tax Distribution”). Notwithstanding the foregoing, a Tax Distribution shall be made only if the resulting difference is a positive number and only for that portion of a Member’s Assumed Tax Liability that has been created by the disposition or refinancing of a mortgage by or on behalf of the Company or a Program affiliated with the Company. Each Member’s “Assumed Tax Liability” shall equal the expected aggregate federal and state tax liability of such Member derived from the Company for the applicable fiscal year, assuming the highest marginal income tax rates applicable to any Member and taking into account the character of the relevant income or loss derived by such Member from the Company and the deductibility, if any, of any state tax in computing any federal tax liability. In furtherance of the foregoing, to the extent distributions otherwise payable to a Member in a fiscal year shall equal or exceed the Assumed Tax Liability of such Member for such fiscal year, the Manager shall not be obligated to make a Tax Distribution to such Member with respect to such fiscal year. Any Tax Distribution made to a Member pursuant to this Section 5.6 shall be deemed an advance on any future distributions to which such Member is entitled pursuant to Section 5.5 and Section 5.7 and shall reduce the amount of such future distributions. For the avoidance of doubt, any Tax Distribution to which a Member participating in the Dividend Reinvestment Program would otherwise be entitled shall be reinvested in Units of the Company pursuant to the Dividend Reinvestment Program to the same extent that such Member has currently elected to have its regular distributions reinvested pursuant to the Dividend Reinvestment Program.

5.7      Cash Distributions Upon Termination.   Upon dissolution and termination of the Company, Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Section 10.3 below.

5.8      Tax Withholding.

(a)        The Members acknowledge that distributions made by the Company may be subject to U.S. withholding taxes, which taxes may be reduced if a Member provides appropriate documentation to the Company evidencing that such Member is entitled to zero withholding tax or reduced withholding tax on distributions from the Company. In furtherance of the above, if requested by the Managers, each Member shall, if able to do so, deliver to the Managers: (i) an affidavit in form satisfactory to the Managers that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (ii) any certificate that the Managers may reasonably request with respect to any such laws (including, but not limited to, Internal Revenue Service Form W-9, an applicable Internal Revenue Service Form W-8, or any successor forms thereto); and/or (iii) any other form or instrument reasonably requested by the Managers relating to any Member’s status under such law. If a Member fails or is unable to deliver to the Managers documentation described in this clause (a), the Managers may withhold amounts from such Member in accordance with this Section 5.8. Each Member shall reasonably cooperate with the Managers in connection with any tax audit of the Company.

(b)        Notwithstanding any other provision herein to the contrary, the Managers are authorized to take any and all actions that are necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under any applicable law. Without limiting the generality of the foregoing, the Managers may withhold any amount that is required to be withheld from the amount of any cash (or other property) otherwise distributable to any Member pursuant to this Agreement; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying such relevant provision.

(c)        Any withholdings referred to in this Section 5.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managers shall have received evidence, reasonably satisfactory to the Managers, to the effect that a lower rate is applicable or that no withholding is applicable.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1      Books and Records.   The Managers shall cause the Company to keep the following:

(a)        Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company.

(b)        A copy of the Certificate and all amendments thereto.

(c)        Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(d)        Copies of this Agreement, including all amendments thereto, and the financial statements of the Company for the three (3) most recent years.

All such books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during reasonable business hours.

6.2      Member List.   The Managers shall maintain an alphabetical list of the full names, last known business or residence addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member. The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request. The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws. If the Managers neglect or refuse to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Managers may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

6.3      Tax Information.   The Managers shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year, Company information necessary for the preparation of the Members’ federal and state income tax returns or other returns.

6.4      Annual Report.   The Managers shall cause to be prepared at least annually, at Company expense, an annual report containing Audited Financial Statements accompanied by a report of an independent registered public accounting firm (which, for purposes of this Section 6.4 only, may contain a qualified, adverse or disclaimer opinion or explanatory paragraph), and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements will include a balance sheet of the Company, and statements of income, changes in Members’ capital and cash flow. The annual report for each Fiscal Year shall (i) include a report on the Company’s activities for such Fiscal Year, (ii) identify the sources of distributions to Members, including (as applicable) from (A) cash flow from operations during the Fiscal Year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from Capital Transactions; and (D) reserves from the gross proceeds of the Offering of Units; (iii) set forth the compensation paid to the Managers and their Affiliates and a statement of the services performed in consideration therefor; and (iv) contain such other information as deemed reasonably necessary by the Managers to advise Members of the affairs of the Company. Copies of the financial statements and annual reports shall be furnished or made available to each Member within 120 days after the close of each Fiscal Year, in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies.

6.5      Quarterly Reports.   If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies) to Members after such report is filed with the Securities and Exchange Commission, but no later than sixty (60) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), within sixty (60) days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a balance sheet, a statement of income and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

6.6      Filings and Tax Payments.   The Managers, at Company expense, shall (i) prepare and timely file, or shall cause the Company to prepare and timely file, all tax and information returns that the Company is required to file with the appropriate federal and state tax authorities and (ii) pay, or shall cause the Company to pay, all taxes and fees required to be paid with such tax and information returns. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under the then current applicable laws, rules and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article 6.

6.7      Fiscal Matters.

(a)        Fiscal Year.   The Company shall adopt a Fiscal Year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the Managers in their sole discretion may, subject to any required approval by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company’s Fiscal Year to a period to be determined by the Managers.

(b)        Method of Accounting.   The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

(c)        Adjustment of Tax Basis.   Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Managers, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

6.8      Tax Matters Partner.   Redwood Mortgage Corp. shall be the initial “tax matters partner” (within the meaning of Section 6231 of the Code) of the Company and the “partnership representative” (within the meaning of Section 6223 of the Code, as amended by the Bipartisan Budget Act of 2015) (“TMP”), and as such, shall have all powers and authorities granted TMPs under the applicable provisions of the Code and the Treasury Regulations thereunder. Redwood Mortgage Corp. (or any successor TMP) may be replaced as TMP, from to time, upon the unanimous approval of the Managers. All costs and expenses incurred by the TMP in connection with an audit by the Internal Revenue Service or other government tax agency of a Company income tax return shall be borne by the Company.

ARTICLE 7

TRANSFER OF INTERESTS OF MANAGERS AND MEMBERS

7.1      Interest of Managers.   A successor or additional Manager may be admitted to the Company as follows:

(a)        With the consent of all Managers and the affirmative vote or consent of the Majority of the Members, any Manager may at any time designate one or more Persons to be successors to such Manager or to be additional Managers, in each case with such participation in the Manager’s Interest as the Managers may agree upon, provided that the Membership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 10.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b)        Upon any sale or transfer of a Manager’s Interest, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate Manager, or of any interest therein, or an assignment of a Manager’s Interest for security purposes only, shall not be deemed to be a sale or transfer of such Manager’s Interest subject to the provisions of this Section 7.1.

(c)        In the event that the Members elect an additional Manager, without the concurrence of the existing Managers, pursuant to Section 4.15 or in the event that all or any one of the Initial Managers are removed by the affirmative vote or consent of the Majority of the Members and a successor or additional Manager(s) is designated pursuant to Section 3.11, prior to a Person’s admission as a successor or additional Manager pursuant to this Section 7.1, such Person shall execute and deliver to the existing Managers or Initial Managers (as the case may be) a written acknowledgement and agreement:

(i)        that Redwood Mortgage Corp., a Manager, has been repaying the Formation Loans, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Company, and

(ii)        that if such successor or additional Manager(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2      Transfer of Membership Interest.   Except as specifically provided in this Article 7 or Article 8, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Membership Interest. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio. No assignee of the whole or any portion of a Membership Interest shall have an Economic Interest or any other rights of a Member until such assignee becomes a substituted Member in accordance with Section 7.3.

7.3      Substituted Members.   No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met.

(a)        The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b)        The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards), or (iii) one of the other conditions in Sections 7.3 or 7.4 hereof would not be met;

(c)        The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.11 and 2.12 above;

(d)        The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e)        Such assignee shall pay or, at the election of the Managers, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f)        The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense.

7.4      Further Restrictions on Transfers.   Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a)        No Member shall make any transfer or assignment of all or any part of his Membership Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve month period, would, in the opinion of counsel for the Company, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b)        No Member shall make any transfer or assignment of all or any of his Membership Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any regulations or rules promulgated thereunder.

(c)        Instruments evidencing a Membership Interest (if any) shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(d)        Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

7.5      Elimination or Modification of Restrictions.   Notwithstanding any of the foregoing provisions of this Article 7, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE 8

REDEMPTION OF UNITS

8.1      Redemption of Units.   No Member shall have the right to redeem its Units, withdraw from the Company or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Member’s initial purchase of Units, except in the event of the Member’s death within the first year of his or her purchase of Units. Redemptions of Units after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with this Article 8. The Managers shall have the right, in their sole discretion, to redeem the Units of any Member who holds less than 2,000 Units. No penalty will be assessed in connection with such redemption of less than 2,000 Units by the Managers. Additionally, as set forth below there shall be a limited right of withdrawal upon the death of a Member. A Member may redeem its Units upon the following terms:

(a)        A Member wishing to have his Units redeemed must mail or deliver a written request (a “Redemption Request”) to the Company (executed by the trustee or authorized agent in the case of Retirement Plans) in substantially the form of Exhibit A attached hereto indicating the number of Units that such Member wishes to be redeemed. A Member may request that fewer than all of such Member’s Units be redeemed. In connection with a Redemption Request, a Member shall provide such information and documents as may be reasonably requested by the Managers.

(b)        In the event that the Managers decide to honor a Redemption Request, they will cause the Company to redeem all the Units (or portion thereof) requested to be redeemed by the Member, subject to the conditions and limitations set forth herein.

(c)        The Company shall attempt to redeem Units on a quarterly basis. Redemptions (or partial redemptions), if any, shall be paid at the end of the calendar quarter following the quarter in which the

Redemption Request is received by the Company. Units redeemed by the Company pursuant to this Article 8 shall be promptly canceled.

(d)        The purchase price for redeemed Units shall be equal to:

(i)        For redemptions beginning after one year (but before two years) following the date of acquisition of the redeemed Units, 92% of the actual purchase price for the Units paid by the redeeming Member or 92% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(ii)        For redemptions beginning after two years (but before three years) following the date of acquisition of the redeemed Units, 94% of the actual purchase price for the Units paid by the redeeming Member or 94% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iii)        For redemptions beginning after three years (but before four years) following the date of acquisition of the redeemed Units, 96% of the actual purchase price for the Units paid by the redeeming Member or 96% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iv)        For redemptions beginning after four years (but before five years) following the date of acquisition of the redeemed Units, 98% of the actual purchase price for the Units paid by the redeeming Member or 98% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(v)        For redemptions beginning after five years following the date of acquisition of the redeemed Units, 100% of the actual purchase price for the redeemed Units or 100% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less.

Notwithstanding the foregoing, with respect to any Redemption Request, the maximum number of Units which may be redeemed per quarter shall not exceed the greater of (i) 100,000 Units, or (ii) 25% of the Member’s total outstanding Units. For Redemption Requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter. Except as set forth below, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all Units covered by such Redemption Request regardless of when the final redemption payment is made. DRIP Units shall be subject to the same holding period and redemption values applicable to the original purchased Units with respect to which the Company distributed the Cash Available for Distribution that was used to purchase those DRIP Units. If redemption payments are delayed because the Company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date.

(e)        A portion of the early withdrawal penalty payments shall be applied toward the next installments of principal under the Formation Loans owed to the Company by Redwood Mortgage Corp., thereby reducing the amount owed to the Company from Redwood Mortgage Corp. Such portion will be determined by the ratio between the amounts or initial amounts of the Formation Loans and the total amount of the Organization and Offering Expenses incurred by the Company in the Offering of Units, and the balance will be applied to increase other Members’ capital.

(f)        Notwithstanding the foregoing, the Company will not, (i) in any calendar year, redeem more than 5%, or (ii) in any calendar quarter, redeem more than 1.25%, of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the redemption. In addition, the

Managers may, in their sole discretion, further limit the percentage of the total Members’ Units that may be redeemed or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any Treasury Regulations promulgated thereunder (determined without reference to Code Section 469(i)).

In the event that Redemption Requests in excess of the foregoing limitations are received by the Managers, such Redemption Requests will be honored in the following order of priority: (1) first, to redemptions upon the death of a Member; and (2) next, to other Redemption Requests until all other requests for redemption have been met. All Redemption Requests shall be honored on a pro rata basis, based on the amount of Redemption Requests received in the preceding quarter plus unfulfilled Redemption Requests that the Company was unable to honor in prior quarter(s).

(g)        Unfulfilled Redemption Requests carried over from a prior quarter shall not receive priority over Redemption Requests received by the Managers in the current quarter.

(h)        In the event that a Member has an unfulfilled Redemption Request, the Member may withdraw such Redemption Request at any time by sending a written notice of withdrawal to the Company. If the Company receives the notice of withdrawal on a date that is less than thirty (30) days prior to the next scheduled redemption payment, then that payment shall be made but all subsequent payments to the Member shall cease. If the Company receives the notice of withdrawal on a date that is more than thirty (30) days prior to the next scheduled redemption payment, then all redemption payments to such Member shall cease.

(i)        After withdrawing a pending Redemption Request in accordance with subsection (h) above, the withdrawing Member may thereafter submit another Redemption Request to the Company at a later date. The purchase price for the redeemed Units covered by such later Redemption Request shall be determined based on the date redemptions commence pursuant to the later Redemption Request, and accordingly, may have a lower penalty than what was applied to the initial Redemption Request.

(j)        Payments to redeeming Members shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Company’s business, and the Company shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the Redemption Requests of Members. For this purpose, cash flow shall be considered to be available only after all current Company expenses have been paid (including compensation to the Managers and their Affiliates), adequate provision has been made for payment of the Company’s current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to Members who do not reinvest distributions pursuant to the Distribution Reinvestment Plan.

(k)        The Managers shall have the right, in their sole discretion, at any time and from time to time, (i) to reject any Redemption Request or to suspend or terminate the acceptance of new Redemption Requests without prior notice, or (ii) to terminate, suspend and/or amend the Unit redemption program. Without limiting the generality of the foregoing, the Managers may choose to terminate or suspend the Unit redemption program in the event the Managers determine, in their sole discretion, that (i) the Company has insufficient available cash flow, in accordance with subsection (j) above or (ii) such termination or suspension would otherwise be in the best interests of the Company. In addition, the Managers may, at any time and without prior notice, reduce the number of Units purchased under the Unit redemption program if the Managers determine, in their sole discretion, that the funds otherwise available to fund the Unit redemption program are needed for other Company purposes. The Unit redemption program shall also terminate upon any dissolution of the Company, in which event all distributions shall thereafter be made only in accordance with Article 10 below. The foregoing limitations shall apply to all redemptions, including redemptions upon the death of a Member. In the event that the Company shall terminate, suspend or amend its Unit redemption program, the Company shall send to the Members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment; provided, however, the Company may suspend or terminate the acceptance of new Redemption Requests at any time without prior notice, and the Company may reduce the number of Units purchased under the Unit redemption program at any time without prior notice. In addition, the Managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a Member or other exigent circumstances or if the Managers believe such waiver is in the best interests of the Company.

(l)        The Company shall not be required to establish a reserve from which to fund redemptions of Units.

8.2      Redemptions Upon Death of a Member.   Upon the death of a Member (including in the event of a Member’s death during the first year of its ownership of Units), an executor, heir or other administrator of the Member’s estate may, subject to certain conditions as set forth herein, redeem all or a portion of the deceased Member’s Units without penalty. The total amount of Units available to be redeemed in any one quarter shall be limited to the greater of (i) 100,000 Units, or (ii) twenty-five percent (25%) of the deceased Member’s outstanding Units. The executor, heir or other administrator of the Member’s estate shall give a Redemption Request to the Managers within six (6) months of the Member’s date of death or the Units will become subject to the standard redemption provisions set forth in Section 8.1 (a) through (i) above. If spouses are joint registered holders of Units, the request to redeem the Units may be made if either of the registered holders dies. Due to the complex nature of administering a decedent’s estate, the Managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The Managers retain the discretion to refuse or to delay the redemption of a deceased Member’s investment unless or until the Managers have received all such information they deem relevant. The redemption of a Member’s Units pursuant to this Section 8.2 is subject to the provisions of the last paragraph of subsection 8.1(d) above and subsections 8.1 (c), (f), (g), (h) and (i) above.

ARTICLE 9

DISTRIBUTION REINVESTMENT PLAN

9.1      Distribution Reinvestment Plan.

(a)        A Member may elect to participate in the Company’s Distribution Reinvestment Plan (as amended from time to time, the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Company upon the terms described in the Distribution Reinvestment Plan as adopted by the Managers and subject to the limitations and conditions specified therein.

(b)        The Company may only offer the Members the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Company is registered or exempted under any relevant state blue sky laws; (ii) the Company’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) the Members are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (iv) prior to each reinvestment, the Members receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Members; (v) the Company’s legal counsel has submitted an opinion that different consideration paid on reinvestment is not in violation of applicable state law; and (vi) the broker-dealer or the Company assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable state suitability standards for participation in each reinvestment.

9.2      Purchase of Additional Units.   Under the Distribution Reinvestment Plan, participating Members effectively use amounts otherwise distributable to them to purchase DRIP Units at a price per Unit such that the Capital Accounts of the Members immediately before and after the subject distribution and deemed reinvestment are equal. The Managers will credit DRIP Units purchased under the Distribution

Reinvestment Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Distribution Reinvestment Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional DRIP Units from and after the effectiveness of the notice.

9.3      Statement of Account.   Within sixty (60) days after the end of each calendar quarter, the administrator will furnish or make available to each participating Member a statement of account describing as to such Member, the distributions received during the quarter, the number of DRIP Units purchased during the quarter, the purchase price for such DRIP Units, and the total DRIP Units or purchased on behalf of such Member pursuant to the Distribution Reinvestment Plan.

9.4      Continued Suitability Requirements.   Each Member who is a participant in the Distribution Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Managers promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing DRIP Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of DRIP Units to the Member.

9.5      Changes or Termination of the Distribution Reinvestment Plan.   The terms and conditions of the Distribution Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Managers at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 10

DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

10.1    Events Causing Dissolution.   The Company shall dissolve upon occurrence of the earlier of the following events:

(a)        Expiration of the term of the Company as stated in Section 2.9 of this Agreement.

(b)        The affirmative vote or consent of the Majority of the Members.

(c)        The sale of all or substantially all of the Company’s assets; provided, for purposes of this Agreement the term “substantially all of the Company’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Company’s total assets as of the time of sale.

(d)        The retirement, death, insanity, dissolution or bankruptcy of a Manager unless, within ninety (90) days after any such event (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a Majority of the Members agree to continue the business of the Company and to the appointment of a successor Manager who executes a written acceptance of the duties and responsibilities of a Manager hereunder.

(e)        The removal of a Manager, unless within ninety (90) days after the effective date of such removal (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a successor Manager is approved by the affirmative vote or consent of the Majority of the Members as provided in Section 3.11 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Company.

(f)        The withdrawal of a Manager pursuant to the provisions of Section 3.12, unless pursuant to the provisions of Section 3.12, the Majority of the Members elect to continue the business of the Company.

(g)        Any other event causing the dissolution of the Company under the laws of the State of Delaware.

10.2    Winding Up and Termination.   Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Managers will wind up the Company’s affairs as follows:

(a)        No new Loans shall be made or purchased and the Unit redemption program described in Article 8 above shall immediately terminate and no further Unit redemption payments shall be made;

(b)        Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, the Managers shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Loans in accordance with their terms; provided, however, the Managers shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company’s affairs within five (5) years after the date of dissolution;

(c)        Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, all sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 10.3 below.

10.3    Order of Distribution of Assets.   In the event of dissolution as provided in Section 10.1 above, the cash of the Company shall be distributed as follows:

(a)        All of the Company’s debts and liabilities to persons other than Members and Managers shall be paid and discharged;

(b)        All of the Company’s debts and liabilities to Members and Managers shall be paid and discharged;

(c)        The balance of the cash of the Company shall be distributed to the Members and Managers in accordance with their respective positive Capital Account balances, after taking into account allocations of Profits and Losses for the Company’s Fiscal Year during which the liquidation occurs including the tax effect of the liquidation itself.

10.4    Deficit Capital Account Balances.   If any Manager’s Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3). Notwithstanding anything to the contrary in this Agreement, no Member shall have an obligation to restore any deficit balance in such Member’s Capital Account.

10.5    No Recourse to Manager.   Upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against the Managers or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers. The Managers are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the Managers or removal of the Managers by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by the affirmative vote or consent of the Majority of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

10.6    Merger or Consolidation of the Company.   The Company may be merged or consolidated with one or more limited liability companies, limited partnerships or other entities (including with Affiliates of the Company), provided that, except for conversions covered by Section 4.19(a), the affirmative vote or consent of the Majority of the Members is obtained pursuant to Section 4.15. Any such merger or consolidation may be effected by way of a sale of the assets of, or Units in, the Company or purchase of the assets of, or Units in, another limited liability company, limited partnership or other entity, or by any other method approved pursuant to Section 4.15. In any such merger or consolidation, the Company may be either a disappearing or surviving entity. Any such merger or consolidation is subject to the requirements and provisions of Section 3.3(i).

ARTICLE 11

TRANSACTIONS BETWEEN THE COMPANY, THE MANAGERS AND AFFILIATES

11.1    Loan Brokerage Commissions.   The Company will enter into Loan transactions where the Company or borrower has engaged and agreed to compensate a Manager or an Affiliate of a Manager to act as a broker in arranging Loans, the cost of which compensation shall be borne by the borrower. The exact amounts of loan brokerage commissions shall be negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately two percent (2%) to five percent (5%) of the principal amount of each Loan made during that year. The total loan brokerage commissions paid to the Managers and their Affiliates during any calendar year (except during the first year of operations) shall not exceed 4% of the Company’s total assets at the beginning of that year.

11.2    Loan Servicing Fees.   A Manager or an Affiliate of a Manager may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular Loan, shall not exceed the lesser of 0.25% of the total unpaid principal balance of each Loan serviced or a competitive loan servicing fee customarily charged in the industry for loan servicing activities with respect to similar loans . The Managers or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above. The servicing fee shall be payable to the servicing agent regardless of whether specific Loan payments are collected.

11.3    Loan Administrative Fees.   A Manager or an Affiliate of a Manager may receive a loan administrative fee in an amount of up to 1% of the principal amount of each new Loan originated or acquired on the Company’s behalf for services rendered in connection with the selection and underwriting of potential Loans. Such fees shall be payable by the Company upon the closing of each Loan.

11.4    Processing and Escrow Fees.   A Manager or an Affiliate of a Manager may receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the Loan is located, payable solely by the borrower and not by the Company.

11.5    Asset Management Fee.   The Managers shall receive a monthly fee for managing the Company’s Loan portfolio and general business operations in an amount up to 0.75% annually of the Base Amount, payable on the first day of each calendar month until the Company is finally wound up and terminated. The Managers, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above. No Asset Management Fee shall be payable on amounts held in the Subscription Account or otherwise on Capital Contributions temporarily held while awaiting investment. No Asset Management Fee shall be paid from reserves of the Company.

11.6    Reconveyance Fees.   The Managers may receive a fee from a borrower for reconveyance of a property upon full payment of a Loan in an amount as is generally prevailing in the geographical area where the property is located.

11.7    Assumption Fees.   A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

11.8    Extension Fee.   A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

11.9    Prepayment and Late Fees.   Any prepayment and late fees collected in connection with Loans shall be paid to the Company.

11.10  No Rebates and Reciprocal Arrangements.

(a)        The Managers and their Affiliates may not receive from the Company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the Managers or any of their Affiliates to do so.

(b)        None of the Managers nor any of their Affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of Units in the Company; provided, however, that this clause shall not prohibit the normal Sales Commissions payable to a registered broker-dealer or other properly licensed Person for selling Units.

11.11  Other Fees.   The Managers and their Affiliates may not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus. The Managers and their Affiliates may not receive real estate brokerage commissions, Property Management Fees or insurance services fees.

11.12  Formation Loans to Redwood Mortgage Corp.   For each Offering, the Company may lend to Redwood Mortgage Corp., a Formation Loan in a sum not to exceed 7% of the total gross amount of proceeds from the sale of Units in such Offering. Each Formation Loan shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Company. Prior to the termination of an Offering, the principal balance of the Formation Loan related to such Offering will increase as additional sales of Units are made each year. Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of each Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year. Upon completion of an Offering, the balance of the Formation Loan related to such Offering shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year in which such Offering terminates, or in equal annual installments for the number of years until the expiration of the term of this Agreement, if such remaining term is less than ten (10) years. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans.

11.13  Sale of Loans to Managers or Affiliates.   The Company may not sell a Loan to any of the Managers or their Affiliates unless all of the following criteria are met: (i) the Company does not have sufficient offering proceeds available to retain the Loan (or contract rights related thereto); (ii) the Prospectus discloses that the Managers or their Affiliates will purchase all Loans (or contract rights) that the Company does not have sufficient proceeds to retain; (iii) the Managers or their Affiliates pay the Company an amount in cash equal to the cost of the Loan (or contract rights) to the Company (including all cash payments and carrying costs related thereto); (iv) the Managers or their Affiliates assume all of the Company’s obligations and liabilities incurred in connection with holding the Loan (or contract rights) by the Company; (v) the sale occurs not later than 90 days following the termination date of the Offering; and (vi) the methodology to be used by the Company in determining which Loans it will sell in the event that the Offering proceeds are insufficient to retain all Loans is fully disclosed in the Prospectus.

11.14  Purchase of Loans from Managers or Affiliates.   The Company may not acquire a Loan in which any of the Managers or their Affiliates have an interest unless: (i) the Managers or their Affiliates acquired the Loan in its name and temporarily held title thereto for the purpose of facilitating the acquisition of the Loan, provided that such Loan is purchased by the Company for a price no greater than the cost of such Loan to the Managers or their Affiliates, except compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a Program formed by the Managers or their Affiliates pursuant to the rights of first refusal required by Section 11.17 below (in such case the Purchase Price should be no more than fair market value as determined by the appraisal of a Competent Independent Expert.). A Manager or its Affiliates shall not sell a Loan to the Company pursuant to clause (i) of this Section 11.14 if the cost of the Loan exceeds the funds reasonably anticipated to be available to the Company to purchase the Loan.

11.15  Participation in Loans.   The Company may participate in Loans with other Programs organized by the Managers, whereby the Company acquires a fractional undivided interest in a Loan. The Company may also participate in Loans with nonaffiliated lenders, individuals or pension funds. Notwithstanding anything to the contrary in this Agreement, the Company may acquire from or sell to publicly registered Programs affiliated with the Company, participation interests in Loans.

11.16  Dealings with Related Programs.   The Company shall not acquire a Loan from, or sell a Loan to a Program in which a Manager has an interest, except as otherwise allowed by this Article 11.

11.17  Investments in or with other Programs.

(a)        The Company may invest in general partnerships or joint ventures with other Affiliates of the Company if all of the following conditions are met: (i) the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the compensation to the managers or general partners is substantially identical in each Program; (iv) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the Prospectus discloses the potential risk of impasse on joint venture decisions because, although the Program may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b)        Other than as specifically permitted in subsection (a) above or in Section 11.15, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

(c)        The Company may invest in general partnership interests of limited partnerships only if the Company alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (a) above acquires a “controlling interest” (as that term is defined in Section V.G.1. of the NASAA Mortgage Guidelines), no duplicate fees are permitted and no additional compensation beyond that permitted by this Agreement shall be paid to the Managers.

(d)        The Company shall not invest in interests of other Programs (i.e. “lower-tier Programs”).

11.18  Commissions on Reinvestment or Distribution.   The Company shall not pay, directly or indirectly, a commission or fee to a Manager or its Affiliate in connection with any distribution of the proceeds of a Capital Transaction or the reinvestment thereof in additional Units pursuant to the Distribution Reinvestment Plan.

11.19  Sales Commissions.

(a)        The Units shall be offered to the public on a best efforts basis through participating broker-dealers. The participating broker-dealers may receive such commissions, reallowances, fees and other compensation as are set forth in the Prospectus, except that no such fees or reallowances shall be paid with respect to sales of Units under the Distribution Reinvestment Plan. The Offering shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. In the event the Company receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker-dealer, Redwood Mortgage Corp. through the applicable Formation Loan may pay to the Company an amount equal to the amount of the Sales Commissions otherwise attributable to a sale of a Unit through a participating broker-dealer. The Company will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. All unsolicited orders will be handled only by the Managers. Sales Commissions will not be paid by the Company out of the proceeds of the Offering. All Sales Commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 11.1 above.

(b)        The Managers may accept orders received directly from an investor utilizing the services of a Registered Investment Advisor and may pay “client fees” to the Registered Investment Advisor in the manner and subject to the conditions and limitations set forth in the Prospectus.

11.20  Reimbursement and Allocation of Organization and Offering Expenses. The Managers shall be reimbursed for, or the Company may pay directly, Organization and Offering Expenses incurred in connection with the organization of the Company or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than Sales Commissions) in a total amount not exceeding 4.5% of the original purchase price of all Units (other than DRIP Units) sold in all Offerings (hereafter, the “Maximum O&O”), and the Managers shall pay any Organization and Offering Expenses in excess of such amount. For each calendar quarter or portion thereof after December 31, 2015 that a Member holds Units (other than DRIP Units) and for a maximum of forty (40) such quarters, a portion of the Organization and Offering Expenses borne by the Company shall be allocated to and debited from that Member’s Capital Account in an annual amount equal to 0.45% of the Member’s original purchase price for those Units, in equal quarterly installments of 0.1125% each commencing with the later of the first calendar quarter of 2016 or the first full calendar quarter after a Member’s purchase of Units, and continuing through the quarter in which such Units are redeemed. If at any time the aggregate Organization and Offering Expenses actually paid or reimbursed by the Company since inception are less than the Maximum O&O, the Company shall first reimburse the Managers for any Organization and Offering Expenses previously borne by them so long as it does not result in the Company bearing more than the Maximum O&O, and any savings thereafter remaining shall be equitably allocated among (and serve to reduce any subsequent such cost allocations to) those Members who have not yet received forty quarterly allocations of Organization and Offering Expenses, as determined in the good faith judgment of the Managers. Any Organization and Offering Expenses with respect to a Member’s Units that remain unallocated upon redemption of such Units shall be reimbursed to the Company by the Managers.

11.21  Reimbursement.   The Company shall reimburse the Managers or their Affiliates for the actual cost to the Managers or their Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Managers or their Affiliates. The Company shall also pay or reimburse the Managers or their Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Managers or their Affiliates of providing such services, or (B) 90% of the amount the Company would be required to pay to non-affiliated Persons rendering comparable administrative services in the same geographical location. No reimbursement shall be permitted for services for which the Managers are entitled to compensation by way of a separate fee. The cost of administrative services as used in this Section 11.21 shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Company’s independent certified public accountant. The annual report to Members shall include a breakdown of the costs reimbursed to the Managers. Within the scope of the annual audit of the Managers’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Company. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the Managers by the Company in accordance with this Section 11.21 only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

11.22  Non-reimbursable Expenses.   The Managers will pay and will not be reimbursed by the Company for any general or administrative overhead incurred by the Managers in connection with the administration of the Company which is not directly attributable to services authorized by Sections 11.20, 11.21 or 11.23.

11.23  Operating Expenses.   Subject to Sections 11.20, 11.21 or 11.22, all expenses of the Company shall be billed directly to and paid by the Company which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company including persons who may also be employees of the Managers or Affiliates of the Managers, but excluding such items incurred or allocated to any control persons of either the Managers or their Affiliates, (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property (provided that the total compensation paid to all Persons for the sale of a property held by the Company as the result of foreclosure shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property), (vii) the cost of insurance as required in connection with the business of the Company, (viii) expenses of organizing, revising, amending, modifying or terminating the Company, (ix) expenses in connection with distributions made by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Managers deem to be in the best interests of the Company, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property, (xiii) costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Company and (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants, and appraisers.

For the purposes of Section 11.23(i), a control person is any person, whatever their title, who performs functions for the Managers similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer; (3) senior management, such as the vice-president of an operating division who reports directly to executive management; or (4) those holding a 5% or greater equity interest in the Managers or their Affiliates or a Person having the power to direct or cause the direction of the Managers or their Affiliates, whether through the ownership of voting securities, by contract or otherwise.

11.24  Deferral of Fees and Expense Reimbursement.   The Managers may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of funds available to the Company, including Cash Available for Distribution prior to the distributions to Members provided for in Article 5.

11.25  Payment Upon Termination.   Upon the occurrence of a terminating event specified in Article 10, the Company shall pay the Manager, within thirty (30) days of the terminating event, in cash all amounts then accrued and owing to the Manager under this Agreement.

11.26  Sale of Foreclosed Properties.   The Company shall not sell a foreclosed property to a Manager or its Affiliate or to a Program in which a Manager has an interest, unless and to the extent such a sale is permitted by both (i) the NASAA Mortgage Guidelines, as such may be amended from time to time, or any successor mortgage program guidelines adopted by the North American Securities Administrators Association, Inc. and implemented for use as mortgage program guidelines in lieu of the NASAA Mortgage Guidelines, as such may be amended from time to time, and (ii) Arizona Administrative Code (“AAC”) R-14-4-116 or any successor provision to AAC R-14-4-116; provided further that in the event such sales of foreclosed properties are allowed pursuant to both of the foregoing provisions (i) and (ii), the Company shall amend this Section 11.26 to set forth the requirements and limitations mandated by the rules set forth in (i) and (ii) for such sales of foreclosed properties.

11.27  Investment in Mortgages.

(a)        The Managers shall be required to commit a substantial portion of the Company’s Capital Contributions toward Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid and from whatever source, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages.

(b)        The Company shall invest not less than 84% of the Capital Contributions as the Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid, shall be limited to the initial amount of Capital Contributions not applied to Investment in Mortgages. Of this Investment in Mortgages, not more than 3.0% of the Capital Contributions may be included as a working capital reserve.

ARTICLE 12

MISCELLANEOUS

12.1    Covenant to Sign Documents.   Without limiting the power granted by Sections 2.11 and 2.12, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

12.2    Notices.   Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any Manager shall constitute notice to all Managers.

12.3    Right to Engage in Competing Business.   Nothing contained herein shall preclude any Manager or Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Managers or Members, without participation by the other Managers or Members, and without liability to them or any of them. Each Member waives any right he may have against the Managers for capitalizing on information received as a consequence of the Managers’ management of the affairs of this Company.

12.4    Amendment.   This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Section 4.15 provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or

Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a)        There is a change in the name of the Company or the amount of the contribution of any Member;

(b)        A Person is substituted as a Member;

(c)        An additional Member is admitted;

(d)        A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e)        There is a change in the time as stated in the Agreement for the dissolution of the Company, or the redemption of Units by the Company;

(f)        To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(g)        To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Members;

(h)        To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(i)        To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(j)        To amend the unit redemption provisions of this Agreement.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

12.5    Entire Agreement.   This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6    Waiver.   No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7    Severability.   If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8    Application of Delaware Law.   This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

12.9    Captions.   Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10  Number and Gender.   Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11  Counterparts.   This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

12.12  Waiver of Action for Partition.   Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.13  Assignability.   Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

12.14  No Mandatory Arbitration of Disputes.   Except as set forth in Section 3.13, nothing in this Agreement or the Subscription Agreement shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Manager. Nothing in this Section 12.14 is intended to apply to preexisting contracts between broker-dealers and Members.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

MANAGER:	REDWOOD MORTGAGE CORP. a California corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

Exhibit A

REDWOOD MORTGAGE INVESTORS IX - REQUEST FOR REDEMPTION

Any member of Redwood Mortgage Investors IX, LLC wishing to redeem units must complete and return this form.

Please check one of the following:

[ ]	FULL REDEMPTION. I hereby request to redeem ALL of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.
[ ]

PARTIAL REDEMPTION. (Please insert percent or number of units below) I hereby request to redeem                                  of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.

Please send the redemption payment (check one of the following):

[ ]	VIA PAPER CHECK mailed to my address of record
[ ]	VIA ELECTRONIC FUNDS TRANSFER (ACH) An original voided check must be attached

(Not available for custodial accounts)

[ ]	VIA PAPER CHECK TO THE ALTERNATE PAYEE REFERENCED BELOW

Account number

Name of Bank or Financial Institution

Mailing Address

Member Signature	Co-Owner Signature (if applicable)

Investor Number	Date

If your investment is in a custodial account, this form requires a custodial signature/Medallion Signature Guarantee.

Custodian Medallion Signature Guarantee

Custodial Signature

Date

For Non-custodial Investments	Please send this completed, signed form to: Redwood Mortgage Investors 1825 S. Grant Street, Suite 250 San Mateo, CA 94402

For Custodial Investments	Please send this completed, signed form to your custodian for signature.